UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 23, 2012

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, Moody National REIT I, Inc. (the “Company”) owns a joint venture interest in a 128-room all-suite hotel property located in Atlanta, Georgia, commonly known as the Residence Inn by Marriot Perimeter Center (the “Residence Inn Perimeter”), through Moody National RI Perimeter JV, LLC (the “Joint Venture”).  The Company owns a 75% interest in the Joint Venture and Moody National RI Perimeter TO, LLC, a limited liability company wholly owned by Brett C. Moody, the Company’s chairman and chief executive officer, owns a 25% membership interest in the Joint Venture.

On August 14, 2012, Moody National RI Perimeter Holding, LLC (“Perimeter Holding”), a wholly-owned subsidiary of the Joint Venture and holder of fee simple title to the Residence Inn Perimeter, and Moody National RI Perimeter Master Tenant, LLC (“Perimeter Master Tenant,” and together with Perimeter Holding, the “Seller”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) for the sale of the Residence Inn Perimeter to 6096 Barfield Road, LLC (the “Buyer”), a third party buyer, for an aggregate purchase price of $9,150,000. Perimeter Holding originally purchased the Residence Inn Perimeter for an aggregate purchase price of $7,350,000 plus closing costs, transfer taxes and certain payments to third parties in connection with fees incurred by the seller of the Residence Inn Perimeter. The sale of the Residence Inn Perimeter closed on August 23, 2012.  Under the terms of the Purchase Agreement, the Seller and the Buyer equally divided all escrow fees and sales and transfer taxes in connection with the sale of the Residence Inn Perimeter, and all other closing costs were apportioned between the Seller and Buyer. In connection with the sale of the Residence Inn Perimeter, Perimeter Master Tenant’s lease of the Residence Inn Perimeter was terminated.

A portion of the proceeds from the sale of the Residence Inn Perimeter were used to repay the $5,000,000 loan obtained to acquire the Residence Inn Perimeter (the “Perimeter Loan”). Pursuant to the Purchase Agreement, in connection with the prepayment of the Perimeter Loan, Seller paid $391,232 and Buyer paid $291,232 of the prepayment penalty.  In addition, the Seller paid Residence Inn by Marriott, LLC (“Marriott”) the $600,000 franchise termination fee payable pursuant to the Management Agreement with Marriott in connection with the termination of the Management Agreement. Moody National Advisor I, LLC, the Company’s external advisor, waived its disposition fee in connection with the sale of the Residence Inn Perimeter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: August 28, 2012	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President